UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2026 (February 25, 2026)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Blvd., Suite 300

The Woodlands, TX 77381

(Address, including zip code, of principal executive offices)

(832) 709-2563

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form Equity Award Agreements

On February 25, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of the Company adopted a new form Executive Restricted Stock Unit Agreement (the “RSU Agreement”) and a new form Executive Performance Stock Unit Agreement (the “PSU Agreement”) with respect to the granting of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), respectively, under the Target Hospitality Corp. 2019 Incentive Plan, as amended (the “Plan”), each of which were approved by the Board on February 25, 2026. The new RSU Agreement and PSU Agreement will be used for all awards to executive officers made on or after February 25, 2026.

The RSU Agreement has material terms that are substantially similar to those in the form Executive Restricted Stock Unit Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit 10.3 to its Current Report on Form 8-K filed on February 28, 2025.

The PSU Agreement has material terms that are substantially similar to those in the form Executive Performance Stock Unit Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit 10.4 to its Current Report on Form 8-K filed on February 28, 2025, provided that the number of PSUs that vest pursuant to the PSU Agreement is based in equal parts on the Company’s Total Shareholder Return (the “TSR Based Award”) performance and the Company’s Adjusted EBITDA (as defined in the PSU Agreement) (the “Adjusted EBITDA Based Award”), each measured based on the applicable performance period specified in the PSU Agreement (the “Performance Period”). The number of PSUs that vest pursuant to the TSR Based Award range from 0% to 200% of the Target Level (as defined in the PSU Agreement) depending upon the achievement of a specified percentile rank during the Performance Period. The number of PSUs that vest pursuant to the Adjusted EBITDA Based Award range from 0% to 200% of the Target Level (as defined in the PSU Agreement) depending upon the Company’s Adjusted EBITDA (as defined in the PSU Agreement) during the Performance Period.

The foregoing descriptions of the RSU Agreement and the PSU Agreement are qualified in their entirety by reference to the full text of the RSU Agreement and the PSU Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Stock-Based Executive Performance Stock Unit Agreements with Mr. Schrenk, Mr. Dowhaniuk and Ms. Lewis

On February 25, 2026, the Compensation Committee approved the grant of PSUs under the Plan to the named executive officers set forth below in order to motivate, incentivize and retain them.

Name	Title	PSUs
Troy Schrenk	Executive Vice President Operations and Chief Commercial Officer	400,000
Brendan Dowhaniuk	Executive Vice President, Strategy & Corporate Development	300,000
Heidi Lewis	Executive Vice President, General Counsel and Secretary	175,000

Each of Mr. Schrenk, Mr. Dowhaniuk and Ms. Lewis’s PSU Agreements have material terms that are substantially similar to those in the 2025 Executive Performance Stock Unit Agreements with each of Brad Archer and Jason Vlacich approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibits 10.5 and 10.6 to its Current Report on Form 8-K filed on February 28, 2025.

The foregoing descriptions of the PSU awards granted to Mr. Schrenk, Mr. Dowhaniuk and Ms. Lewis are qualified in their entirety by reference to the full text of the form of agreement for the PSU awards, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of 2026 Executive Restricted Stock Unit Agreement

10.2	Form of 2026 Executive Performance Stock Unit Agreement

10.3	Form of Stock-Based Executive Performance Stock Unit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: March 3, 2026		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary